EXHIBIT 10.18

CONSENT AGREEMENT

THIS CONSENT AGREEMENT (this “Agreement”) is entered into this 14th day of November, 2013 by and among SAFETY QUICK LIGHTING & FANS CORP. (f/k/a Safety Quick Light LLC), a Florida corporation (“Borrower”), PATRICIA BARRON, an individual (“Barron”), RAN ROLAND KOHEN (a/k/a Rani Roland Kohen) (“Kohen” together with Barron hereinafter collectively referred to as “Guarantor”) and SIGNATURE BANK OF GEORGIA (“Lender”).

WHEREAS, on May 29, 2007, Borrower executed that certain note (as amended, the “Note”) to the order of Lender evidencing a loan in the original principal amount of $1,500,000 (the “Loan”), which Loan was made pursuant to that certain SBA Authorization #27720360-06 dated April 26, 2007 (the “Authorization”);

WHEREAS, Barron and Kohen unconditionally guaranteed the Loan pursuant to those certain Unconditional Guarantees dated May 29, 2007 executed by Barron and Kohen (the “Guarantees”, together with Authorization, Note and all other documents executed and/or delivered in connection with the Loan hereinafter collectively referred to as the “Loan Documents”);

WHEREAS, the Borrower is offering up to $3,000,000 of its secured convertible notes (the “Convertible Notes”) and as security for the Borrower’s payment and performance of its obligations under the Convertible Notes, the Borrower will be granting a second priority security interest (the “Subordinate Security Interest”) in all of the Borrower’s property to the holders of the Convertible Notes;

WHEREAS, the Loan Documents contain restrictions on the change in name or entity type of Borrower as well as restrictions on the issuance of additional shares, the transfer of ownership of Borrower and the further encumbrance of the Borrower’s property;

WHEREAS, on or about October 24, 2012, Borrower changed its name from Safety Quick Light LLC to Safety Quick Lighting & Fans Corp. and converted from a Florida limited liability company to a Florida corporation;

WHEREAS, Borrower has requested that Lender acknowledge and consent to Borrower’s name change, conversion and issuance of shares to persons other than those persons that owned interests in the Borrower at the time the Loan initially closed as well as the future issuances of shares and the Subordinate Security Interest; and

WHEREAS, the Lender is only willing to grant such consent subject to and conditioned upon the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

1. Consent to Name Change and Conversion. Subject to the conditions set forth herein, Lender hereby acknowledges its consent to the Borrower's name change and conversion to a Florida corporation. Nothing herein shall be deemed to be a consent to any future change of Borrower's name, state of organization or form of organization, and Borrower and Guarantor acknowledge and agree that except for the changes specifically consented to under this Paragraph 1, all future changes to Borrower's name, state of organization or form of organization must be consented to in writing by Lender prior to any such change.

2. Consent to Additional Shareholders. Subject to the conditions set forth herein, Lender hereby consents to (i) the issuance of shares in the quantity and to the persons set forth on the attached Exhibit “A”, (ii) all future issuances of shares of capital stock of the Borrower and securities, convertible into, exchangeable into or exercisable for capital stock of the Borrower and (iii) any and all transfers of capital stock of the Borrower other than Restricted Transfers, as defined below. “Restricted Transfers” shall mean any transfer or series of transfers by any of Kohen, Hillel Bronstein (“Bronstein”) or Dov Shiff (“Shiff” and together with Kohn and Bronstein a “Principal Shareholder” ), which would cause such Principal Shareholder to own less than 50% of the number of shares of common stock held by such Principal Shareholder on the date hereof; provided however that a Restricted Transfer shall not include a transfer of shares of capital stock to an “affiliate” (as such term is defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such Principal Shareholder.

3. Consent to Subordinate Security Interest. Subject to the conditions set forth herein, Lender hereby consents to the encumbrance on the Collateral, as such term is defined in the Loan Documents, of the Subordinate Security Interest.

4. Loan Payment and Lender Expenses. The effectiveness of the Lender’s consents contained in Paragraphs 1 and 2 above shall be conditioned upon Lender receiving $82,500, in good funds, on or before 3 p.m. Eastern November 20, 2013. Of said amount, $2,500 shall be used by Lender to pay Lender’s counsel for the attorney fees incurred in connection with the drafting and preparation of this Agreement and the remaining $80,000 shall be applied by Lender as a payment under the Note which shall be applied equally to the next eight monthly installments which are due immediately after the date hereof and such monthly payments shall be reduced by such amount.

5. Additional Covenants of Borrower. The effectiveness of the Lender’s consents contained in Paragraphs 1 and 2 above shall be further conditioned upon Borrower’s continued compliance with each of the following covenants, and Borrower’s failure to so comply may be deemed an event of default under the Loan Documents:

a.	Until the Loan is paid and satisfied in full, all future monthly Loan payments shall be paid by auto-debit to Borrower’s account pursuant to the form attached as Exhibit “B”, which form Borrower shall execute and deliver to Lender concurrently with Borrower’s execution of this Agreement;

b.	Until the Loan is paid and satisfied in full, Borrower shall continue to maintain all of Borrower’s primary business operating accounts with Lender.

c.	In the event that the Borrower becomes a company that is required to file reports pursuant to Section 13 or 15(d) of the s Exchange Act, then the Borrower agrees to use its reasonable best efforts to refinance the Loan.

6. Confirmation of Loan Documents. Except as specifically set forth herein, all other terms and conditions of the Loan Documents shall remain unmodified and in full force and effect, the same being confirmed and republished hereby. Borrower and Guarantor hereby ratify and confirm the validity of the Loan Documents and, as applicable, their execution of same. Nothing herein shall be deemed to constitute a waiver of any event of default in existence on the date hereof under any of the Loan Documents. Notwithstanding any prior mutual temporary disregard of any of the terms of any of the Loan Documents, the parties agree that the terms of each of the Loan Documents shall be strictly adhered to on and after the date hereof, except as expressly modified by this Agreement. Lender shall continue to demand strict compliance with the terms of this Agreement and the Loan Documents.

7. Release of Lender. As additional consideration for Lender entering into this Agreement, Borrower and Guarantor hereby unconditionally and irrevocably forever release and forever discharge Lender, and its agents, servants, employees, directors, officers, attorneys, branches, affiliates, subsidiaries, successors and assigns and all persons, firms corporations, and organizations acting in their behalf (collectively, the “Lender Related Parties”) of and from all damage, loss, claims, demands, liabilities, obligations, actions and causes of action, suits, debts, costs, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, expenses and liabilities whatsoever, known or unknown, at law or in equity, irrespective of whether such claims arise out of contract, tort, violation of laws or regulations or otherwise, which Borrower and/or Guarantor may now have or claim to have against Lender or any of the Lender Related Parties or any of them whether presently known or unknown, and of every nature and extent whatsoever, for, upon, or by reason of any manner, cause or thing arising out of or in connection with, or related in any manner to, on account of or in any way touching, concerning, arising out of or founded upon this Agreement, the Loan and/or the Loan Documents. This agreement and covenant on the part of Borrower and Guarantor are contractual, and not a mere recital.

8. No Novation. THE PARTIES DO NOT INTEND THIS AGREEMENT NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY THE BORROWER AND/OR GUARANTOR UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS. FURTHER, THE PARTIES DO NOT INTEND THIS AGREEMENT NOR, THE TRANSACTIONS CONTEMPLATED HEREBY TO AFFECT THE PRIORITY OF ANY OF THE LENDER’S LIENS IN ANY OF THE COLLATERAL SECURING THE LOAN IN ANY WAY.

9. Severability. If all or any portion of any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, then such invalidity, illegality or unenforceability shall not affect any other provision hereof or thereof, and such provision shall be limited and construed as if such invalid, illegal or unenforceable provision or portion thereof were not contained herein or therein.

10. Voluntary Act. Borrower and Guarantor acknowledge that they are executing this Agreement as their own voluntary act and free from duress and undue influence and after consultation with counsel.

11. Miscellaneous. This Agreement shall be binding upon each party hereto and such party’s successors and assigns and shall inure to the benefit of each party hereto and such party’s successors and permitted assigns. Notwithstanding the foregoing, the interest of Borrower and Guarantor hereunder are not assignable and any attempted assignment shall be null and void. Borrower and Guarantor acknowledge that TIME IS OF THE ESSENCE OF THIS AGREEMENT and of all agreements with Lender. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument and any of the parties or signatories hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when accepted by Lender (notice of which acceptance is hereby waived by Borrower), whereupon this Agreement shall be governed by and construed in accordance with the internal laws of the State of Georgia. The person or persons executing this Agreement on behalf of Borrower represent and warrant that they have the power and authority to enter into this Agreement on behalf of Borrower and to bind Borrower hereunder.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first set forth above.

BORROWER:

Safety Quick Lighting & Fans Corp. (f/k/a Safety Quick Light LLC)

By: /s/ James R. Hills

Name: James R. Hills

Title: CEO

[CORPORATE SEAL]

GUARANTOR:

/s/ Patricia Barron (SEAL)

Patricia Barron

/s/ Ran Roland Kohen (SEAL)

Ran Roland Kohen (a/k/a Rani Roland Kohen)

LENDER:

Signature Bank of Georgia

By: /s/ Freddie J. Deutsch

Name: Freddie J. Deutsch

Title: CEO/President